EXHIBIT (h)(v)(A)
                                                       DATED: SEPTEMBER 20, 2000
                                                     AMENDED: SEPTEMBER 29, 2005

                                     FORM OF
                                   SCHEDULE A
                                     TO THE
                           SHAREHOLDER SERVICING PLAN

This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of Fifth Third Funds:

NAME OF FUND                                                      CLASS
Fifth Third Balanced Fund                                         Class C Shares
Fifth Third Intermediate Bond Fund                                Class C Shares
Fifth Third Disciplined Large Cap Value Fund                      Class C Shares
Fifth Third International Equity Fund                             Class C Shares
Fifth Third Mid Cap Growth Fund                                   Class C Shares
Fifth Third Municipal Bond Fund                                   Class C Shares
Fifth Third Ohio Municipal Bond Fund                              Class C Shares
Fifth Third Dividend Growth Fund                                  Class C Shares
Fifth Third Quality Growth Fund                                   Class C Shares
Fifth Third Technology Fund                                       Class C Shares
Fifth Third U.S. Government Bond Fund                             Class C Shares
Fifth Third Bond Fund                                             Class C Shares
Fifth Third Intermediate Municipal Bond Fund                      Class C Shares
Fifth Third Prime Money Market Fund                               Class C Shares
Fifth Third Multi Cap Value Fund                                  Class C Shares
Fifth Third Micro Cap Value Fund                                  Class C Shares
Fifth Third Strategic Income Fund                                 Class C Shares
Fifth Third Small Cap Growth Fund                                 Class C Shares
Fifth Third Equity Index Fund                                     Class C Shares
Fifth Third Large Cap Core Fund                                   Class C Shares
Fifth Third Short Term Bond Fund                                  Class C Shares
Fifth Third Michigan Municipal Bond Fund                          Class C Shares
Fifth Third LifeModel Conservative FundSM                         Class C Shares
Fifth Third LifeModel Moderately
         Conservative FundSM                                      Class C Shares
Fifth Third LifeModel Moderate FundSM                             Class C Shares
Fifth Third LifeModel Moderately
         Aggressive FundSM                                        Class C Shares
Fifth Third LifeModel Aggressive FundSM                           Class C Shares
Fifth Third Small Cap Value Fund                                  Class C Shares
Fifth Third High Yield Bond Fund                                  Class C Shares

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         In compensation for the services provided pursuant to this Plan, the
Trust shall pay the Distributor or financial institution a service fee at the end of each month at the annual rate of up to 0.25% of the average daily net assets attributable to the Class C Shares of each Applicable Fund held during the month.


FIFTH THIRD FUNDS

By: __________________
Name:
Title: